                                                                   EXHIBIT 10.12



 SALARY DEFERRAL ARRANGEMENT FOR EXECUTIVES OF RESEARCH ENGINEERS (EUROPE) LTD.



         Research Engineers (Europe) Limited (REEL), a wholly owned subsidiary of netGuru, Inc., allows its executives, including Mr. Stephen Owen, who is one of the named executive officers of netGuru, Inc., as defined by Item 402 (a) (2) of Regulation S-B, to defer portions of their salary on a pretax basis to a retirement account of their choice. REEL does not match these employee contributions. Amounts contributed by Mr. Owen in fiscal years 2003 and 2002 were $14,359 and $29,641, respectively.